UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Amendment to License Agreement with Novartis

On April 12, 2022, Allarity Therapeutics Denmark ApS (“Allarity Denmark,” or “OV-SPV2”), a subsidiary of Allarity Therapeutics Europe ApS (“Allarity Europe”), which is a wholly-owned subsidiary of Allarity Therapeutics, Inc. (“us,” “we,” “our,” or the “Company”), re-issued a Convertible Promissory Note (the “Note”) to Novartis Pharma AG, a company organized under the laws of Switzerland (“Novartis,” and together with Allarity Europe, the “License Parties”) in the principal amount of One Million Dollars ($1,000,000). The Note was re-issued pursuant to the First Amendment to License Agreement, with an effective date of March 30, 2022 (the “First Amendment”), entered into by and between the License Parties, which amended the License Agreement dated April 6, 2018 (the “Original Agreement”) previously entered into by the License Parties relating to the Compound (as defined in the Original Agreement). The First Amendment amends and restates Section 11.7 of the Original Agreement to add the revised Note to the list of enforceable claims in the second paragraph of Section 11.7 making the revised Note enforceable under New York law as a legal obligation of Allarity Denmark (f/k/a OV-SPV2 ApS). All other provisions of the Original Agreement and Note were unchanged and remain in full force and effect.

A copy of the Original Agreement is filed as Exhibit 10.7 to our Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2021 and is incorporated herein by reference. The foregoing summary of the First Amendment and the Note are qualified in their entirety by reference to the full text of the First Amendment and the Note, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 respectively to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 4.02. In connection with entering into the First Amendment and the issuance of the Note, on April 12, 2022, that accrues interest effective on April 6, 2018, the Company concluded that the Note should have been recorded as a liability of OV-SPV2 in 2018.

In addition, the Company concluded that valuation allowance on the deferred tax asset relating to the net operating losses was understated in 2019 and 2020.

The Company’s Board of Directors, including its audit committee, concluded on April 12, 2022, that the previously issued audited consolidated financial statements as of and for the fiscal years ended December 31, 2019, and 2020 (collectively, the “Non-Reliance Periods”), included in the Company’s registration statement on Form S-1, as amended, on September 13, 2021, should no longer be relied upon because of these errors. Accordingly, the Company will restate its historical financial results for the Non-Reliance Periods as noted above.

The Company’s management has concluded that considering the errors described above, this represents an additional material weakness in the Company’s internal control over financial reporting during the Non-Reliance Periods. To address this material weakness, management plans to continue to devote, significant effort and resources to the remediation and improvement of Company’s internal control over financial reporting. While the Company has processes to identify and appropriately apply applicable accounting requirements, the management plans to enhance these processes to better evaluate its research and understanding the complex accounting standards that apply to its financial statements. The Company plans to include providing enhanced access to accounting literature, research materials and documents and increased communication among its personnel and third-party professionals with whom it consults regarding complex accounting applications.

The Company intends to file its Post-Effective Amendment No. 1 to its registration statement on Form S-1 to reflect the Restatement as soon as practicable.

The Company’s Chief Financial Officer has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, Copenhagen, Denmark.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1	First Amendment to License Agreement
10.2	Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Jens Erik Knudsen
Jens Erik Knudsen
Chief Financial Officer

Dated: April 18, 2022

3